Exhibit  16.1


                          [AJ. Robbins, PC. letterhead]


August  9,  2002
United  States  Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  DC  20549

Re:  MarketCentral.Net  Corp.

Dear  Sir/Madam:

Pursuant  to  the  request  of  the  above  named  company,  we  affirm  that:

(1) We have read the Company's response to Item 4.1 of Form 8-K dated August 9, 2002; and


(2)  We  agree  with  the  information  contained  therein.


Very truly yours,

A.J. Robbins, PC


     /s/  A.J. Robbins, CPA
     ------------------------
     By:  A.J. Robbins, CPA